UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

Synaptics Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	000-49602	77-0118518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Scott Blvd. Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 454-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

Change of Control Severance Agreement

As previously announced, we appointed Richard A. (“Rick”) Bergman as President, Chief Executive Officer, and a director on September 28, 2011. On October 4, 2011, we entered into a Change of Control Severance Agreement with Mr. Bergman. The agreement, which has a three-year term, becomes effective upon a change of control of our company as defined in the agreement. Under the agreement, Mr. Bergman has agreed to refrain from competing with our company during the term of the change of control period as defined in the agreement and while any severance payments are being made. The agreement provides for the payment by our company in the event of a change of control for 18 months after termination of employment by our company without Good Cause or by Mr. Bergman with Good Reason, each as defined in the agreement, of compensation equal to 150% of Mr. Bergman’s base salary and targeted bonus for the fiscal year in which such termination occurs. In the case of such termination, the agreement also provides for the continuation of insurance coverage for Mr. Bergman and his family for 18 months. The agreement provides that in the event of a change of control, all unvested options and deferred stock units vest immediately if Mr. Bergman is terminated by our company without Good Cause or by Mr. Bergman with Good Reason. All vested options, including those vesting under the terms of the agreement, will be exercisable for 90 days after the termination of Mr. Bergman’s employment by our company without Good Cause or by Mr. Bergman with Good Reason in the event of a change of control, but not beyond their original term.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in Mr. Bergman’s Change of Control Severance Agreement, and is subject to and qualified in its entirety by reference to the full text of the Change of Control Severance Agreement, which is attached hereto as Exhibit 10.28 and is hereby incorporated by reference into this Item 5.02.

Adoption of Severance Policy for Principal Executive Officers

On October 4, 2011, our Board of Directors adopted an amended Severance Policy for Principal Executive Officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay 100% of base salary and targeted bonus in the case of our Chief Executive Officer and 50% of base salary and targeted bonus in the case of our other designated executive officers and pay the COBRA premium for coverage under our medical plan for the executive and the executive’s dependents following a termination of employment by us without Good Cause or by the executive officer for Good Reason, each as defined in the Severance Policy for Principal Executive Officers, for one year in the case of our Chief Executive Officer and six months in the case of our other designated executive officers. All unvested stock options and deferred stock units held by our Chief Executive Officer or our other designated executive officers will cease to vest on such executive officer’s date of employment termination, and such executive officer’s stock options and deferred stock units will be exercisable for 90 days after such executive officer’s date of employment termination, but not beyond their original term. The Severance Policy for Principal Executive Officers will terminate upon a change of control of our company as defined in the Severance Policy for Principal Executive Officers. Mr. Bergman is currently the only executive officer covered by the amended Severance Policy for Principal Executive Officers, as our Board of Directors has waived the one-year minimum employment period under the policy. Russ Knittel, our outgoing Interim President and Chief Executive Officer, was the only executive officer subject to the Company’s prior Severance Policy for Principal Executive Officers. However, it is not anticipated that Mr. Knittel will receive any benefits under that policy pursuant to his previously announced retirement.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Severance Policy for Principal Executive Officers, and is subject to and qualified in its entirety by reference to the full text of the Severance Policy for Principal Executive Officers, which is attached hereto as Exhibit 10.29 and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit
Number	Exhibits

10.28	Change of Control Severance Agreement entered into by Richard A. Bergman as of October 4, 2011

10.29	Severance Policy for Principal Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 6, 2011	By:	/s/ Kathleen A. Bayless

Kathleen A. Bayless Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.28	Change of Control Severance Agreement entered into by Richard A. Bergman as of October 4, 2011

10.29	Severance Policy for Principal Executive Officers

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